Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS COMPLETES ITS REVIEW OF NEXTEL MEXICO
BOOKKEEPING ERRORS AND ANNOUNCES PLANS TO AMEND
CERTAIN PRIOR PERIOD FILINGS

The cumulative effect is a $3.4 million understatement of income before taxes and a $2.1 million overstatement of operating income related to prior periods; correction of the errors will not impact third quarter results

RESTON, Va. — October 27, 2004 — NII Holdings, Inc. [NASDAQ: NIHD] today announced that it has completed its review of the previously disclosed bookkeeping errors identified in two liability accounts at its Mexican subsidiary. The Company identified these errors in connection with its ongoing review of its internal accounts and records in order to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The errors are non-cash in nature and do not impact revenues.

The Company has also reviewed and discussed these errors as well as the required accounting treatment and disclosure with its current and former auditors and, on a voluntary basis, with the Securities and Exchange Commission. Based on these discussions, the Company has determined that the impact of correcting the cumulative amount of the errors to its third quarter 2004 reported net income would be material if the errors were corrected in the third quarter. As a result, the Company will amend its 2003 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the first and second quarters of 2004 to restate its financial statements to correct the errors in the periods in which they originated as soon as practical. The errors resulted in a cumulative net understatement of consolidated income before taxes of $3.4 million and a cumulative net overstatement of consolidated operating income of $2.1 million for the periods October 31, 2002 through June 30, 2004. The Company continues to expect to meet or exceed its previously announced full year 2004 guidance. The Company expects to file its Quarterly Report on Form 10-Q for the third quarter of 2004 on a timely basis.

Additionally, as previously announced, the Company will host its 2004 third quarter financial results conference call with its senior management on November 4, 2004.

Time:	8:30AM - 9:15 AM EST

Phone:	(Domestic)	800-992-7413	no pass-code
	(International)	801-303-7424	no pass-code

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call. The rebroadcast numbers are as follows:

(Domestic)	800-839-0860
(International)	402-220-1490
Pass-code 1339 for both

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and International Direct ConnectSM, an extension of Direct ConnectSM, a radio feature that allows Nextel subscribers to communicate instantly and across national borders. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.